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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation of our report (which report contains an explanatory paragraph regarding the Company's ability to continue as a going concern) dated September 15, 2009 relating to the consolidated financial statements of Precision Optics Corporation, Inc. and subsidiaries for the year ended June 30, 2009 included in this Form 10-K/A, into the Company's previously filed Registration Statement Nos. 333-35884, 333-87977 and 333-66297 on Form S-3, Registration Statement Nos. 333-89989, 333-94125, 333-72108, 333-97525, 333-110946 and 333-128628 on Form S-8 and Registration Statement Nos. 333-141358 and 333-136033 on Form SB-2.

/s/ Stowe & Degon LLC

May 14, 2010
Leominster, Massachusetts

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM